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                                                                     Exhibit 8.1

                                LATHAM & WATKINS
                                Attorneys at Law
                        633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                            Telephone (213) 485-1234
                               Fax (213) 891-8763


                                 April 16, 1998





Beckman Coulter, Inc.
2500 Harbor Boulevard
Fullerton, CA 92834

               Re:    Registration Statement on Form S-4
                      ----------------------------------

Ladies and Gentlemen:

               In connection with the registration by Beckman Coulter, Inc., a Delaware corporation (the "Company"), of $160,000,000 aggregate principal amount of its 7.10% Senior Notes due 2003 (the "2003 Notes") and $240,000,000 aggregate principal amount of its 7.45% Senior Notes due 2008 (the "2008 Notes" and, together with the 2003 Notes, the "Notes") under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on April 17, 1998 (File No. 333-_____) (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Notes will be issued pursuant to an indenture (the "Indenture"), dated as of March 4, 1998, between the Company, The First National Bank of Chicago, as trustee, Beckman Instruments (Naguabo) Inc., Hybritech Incorporated, SmithKline Diagnostics, Inc., Coulter Corporation and Coulter Leasing Corporation.

               In our capacity as your special counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.


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Beckman Instruments, Inc.
April 16, 1998
Page 2



               Subject to the foregoing and the other matters set forth herein, it our opinion that, as of the date hereof:

               Based on the facts set forth in the Registration Statement, it is our opinion that the statements in the prospectus under the heading "Certain United States Federal Tax Considerations," in so far as they describe provisions of United States federal income tax law, are accurate in all material respects. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any variation or difference in the facts as incorporated herein might affect the conclusions stated herein.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Certain United States Federal Tax Considerations" therein.

                                               Very truly yours,


                                                                LATHAM & WATKINS